Exhibit 99.2

PROSPECTUS SUPPLEMENT SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of the prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement. As a result, it does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information,” before deciding whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether to invest in our common stock.

Unless otherwise specifically indicated, all information in this prospectus supplement assumes that the underwriters’ option to purchase additional shares of our common stock is not exercised. In addition, unless otherwise specifically indicated, all information in this prospectus supplement assumes that the option of the underwriters of the Convertible Notes Offering to purchase additional Convertible Notes is not exercised.

Our Company

We are a fee-based business services provider to the residential mortgage industry. We are a specialty servicer providing residential loan servicing that focuses on credit-sensitive residential mortgage assets located in the United States. In addition, we are a mortgage portfolio owner of credit-challenged, non-conforming residential loans in the United States and operate an insurance agency serving residential loan customers.

The Company’s business was established in 1958 and previously operated as the financing business of Walter Energy, Inc. (“Walter Energy”), originating and purchasing residential loans and servicing these loans to maturity. Since spinning off from Walter Energy in 2009, we have continued servicing our originated and acquired portfolio of residential loans and have expanded our expertise in servicing credit-challenged accounts through a differentiated high-touch approach. With the objective of pursuing opportunities that optimize the value of our servicing model, on November 1, 2010, we acquired Marix Servicing, LLC (“Marix”), a high-touch specialty mortgage servicer based in Phoenix, Arizona. The results of operations of Marix have been included in our consolidated statements of operations for periods subsequent to the acquisition of Marix.

On July 1, 2011, we acquired GTCS Holdings LLC (“Green Tree”) (the “Green Tree Acquisition”). Headquartered in St. Paul, Minnesota, Green Tree is a fee-based business services company providing high-touch third-party servicing for credit-sensitive consumer loans in diverse asset classes, including residential mortgage, manufactured housing and consumer installment loans. Through the Green Tree Acquisition, the Company has increased its ability to provide specialty servicing and generate recurring fee-for-services revenues from a capital-light platform and has diversified its revenue streams from complementary businesses. As a result of the Green Tree Acquisition, we added 1,955 employees and 27 offices in 22 states, significantly expanding our footprint across the United States. As a wholly-owned subsidiary of the Company, the financial results for Green Tree have been included in the Company’s consolidated financial statements beginning on July 1, 2011.

At June 30, 2012, we employed approximately 2,600 full-time equivalent employees and serviced a portfolio of approximately 1.0 million accounts with an unpaid principal balance of $81.8 billion.

Our Strategy

Due to increased delinquencies and foreclosures during the recent recession, traditional large owners and servicers of residential mortgage assets, such as government-sponsored entities (e.g., Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation), large banks and securitization trusts experienced increased servicing volume and complexity, often exceeding in-house capacity or capabilities. These traditional servicers have been unable to effectively service increased balances of delinquent loans, resulting in the need to service troubled first and second lien mortgage assets through third-party specialized servicers offering high-touch servicing strategies. We believe that lessons learned in the economic downturn are leading to a secular shift in the market as credit risk owners and other key constituents, such as monoline insurers, regulators and rating agencies, demand permanent, specialized servicing for higher risk loans. Our businesses have a long history of providing borrower-centric, high-touch servicing and are uniquely positioned to continue to benefit from this secular shift. One of our principal objectives is to take advantage of this secular shift to provide attractive risk-adjusted returns to our stockholders.

As important as providing best-in-class service, however, is the ability to quickly adapt to the ever changing landscape of regulatory requirements imposed by numerous federal, state and local authorities that oversee our business. See “Business — Regulations” below for further information. We have a demonstrated history of being compliant with these regulations, which we believe provides us with an advantage over our competitors.

In addition, we seek to leverage our core servicing business and customer base to provide complementary services. These complementary business lines include:

•	Asset Receivables Management: performs collections of delinquent balances on loans serviced for third-parties after they have been charged off.

•	Insurance Agency: acts as a nationwide agent of primarily property and casualty insurance products for both lender-placed and voluntary insurance coverage.

•	Third-Party Originations: facilitates third-party refinancings as a loss mitigation solution for loans we service.

Our Investment Strategy — Current, Prospective Acquisitions and Opportunities

We are currently actively pursuing a number of opportunities to grow our business through multiple channels such as adding subservicing contracts to our portfolios through one time transfers and flow agreements, acquiring additional mortgage servicing rights (“MSRs”) and servicing platforms, growing our originations business and through acquisitions of businesses that are complementary to our current platform. We regularly explore such opportunities in the ordinary course of our business and believe there are significant opportunities to acquire such assets. Some of the acquisitions we are actively pursuing would constitute “significant” acquisitions potentially at the 50% threshold (even after giving effect to our acquisition of RMS) as defined by the SEC’s Regulation S-X. If concluded as such, these “significant” acquisitions would have a material effect on our results of operations and financial condition. In certain cases, including for significant acquisitions, we are participating in sale processes that could conclude shortly after the close of this offering. Our “pipeline” of potential transactions, which totals in excess of $500 billion, includes (i) a potential purchase, in conjunction with another party, of MSRs relating to a portfolio of loans with an unpaid principal balance (“UPB”) of approximately $50 billion, consisting primarily of loans in GSE pools, certain subservicing contracts, and certain other assets in the ResCap bankruptcy auction process, (ii) a potential purchase of MSRs (including related operating assets not currently originating new MSRs) relating to a portfolio of loans with a UPB in excess of $70 billion, consisting almost entirely of loans in GSE pools, and (iii) numerous other MSRs and/or subservicing contracts. Included in the pipeline are portfolios for which we are in exclusive negotiations with a UPB in excess of $60 billion of which in excess of 50% consist of subservicing assignments. These “pipeline” transactions consist of MSRs and/or subservicing contracts relating to both agency and non-agency mortgage loans. The significant new subservicing business and acquisitions we are currently pursuing may also involve assets and platforms that are originating new loans and MSRs. According to Interactive Mortgage Analytics, LLC (a leading provider of brokerage sources for all types of MSRs and mortgage loans), bulk MSR acquisitions it has tracked since 2010 with UPBs in excess of $1 billion and delinquency rates less than 20% have had purchase prices in the range of 45 to 150 basis points of the UPB of the serviced loans, assuming no material liabilities are assumed in connection with such purchases. Any liabilities assumed in connection with the acquisitions we are currently pursuing could reduce the purchase price based on our valuation of such liabilities (which valuation is subject to our judgment and could differ from actual experience). In addition, there are a number of factors that impact purchase price as described below and, as a result, the actual purchase price for these acquisitions may fall outside that historical range.

For purposes of this prospectus supplement, “pipeline” refers to opportunities or potential opportunities in the market for products within our strategic profile that we have identified as targets to add to our servicing portfolio through either the acquisition of MSRs or subservicing contracts. In each case we have contacted the seller or its representative to register our interest, or are currently engaged in discussions or negotiations directly with the seller or its representative. The status of “pipeline opportunities” varies from early stage contact through exclusive negotiations. There can be no guarantee that any of the opportunities in our pipeline will result in purchases or contracts added by the Company. The pipeline may also include MSRs or platforms or other businesses or assets offered by certain of the underwriters and their affiliates from time to time.

If successful in our pursuit of these opportunities, we intend to use available cash, including a portion of the proceeds of this offering, in addition to future debt and/or equity financings, sales of excess servicing spread in MSRs acquired and/or other capital/ownership structures designed to diversify our capital sources and attract a competitive cost of capital, all of which may change our leverage profile. There are a number of factors that impact our ability to succeed in bringing on this new business including competition, sometimes from larger competitors, fluctuations in the market price for the acquisitions and the value of subservicing contracts. The value of MSRs acquired and contribution from subservicing contracts can vary widely based on origination vintage, expected prepayment speeds, servicing fee structure, stratification of FICO scores, geography, loan-to-value ratios and expected delinquency and default rates. As a result, our success in completing these acquisitions, and when successful the purchase price and expected servicing margins for these acquisitions, may vary significantly. If actual experience with respect to these factors differs from our assumptions, we could overpay for one or more of the potential transactions. Our expectation is that, to the extent we are successful, any acquisitions and subservicing contracts will be additive to our business and meet our return and investment hurdles, taking into account potential synergies. However, these new business additions and acquisitions involve a number of risks and may not achieve our expectations; and therefore we could be adversely affected by any such new business additions or acquisitions. We are not party to any definitive agreements in respect of such purchases as of the date of this prospectus supplement (other than the definitive agreement with respect to our previously announced acquisition of Reverse Mortgage Solutions, Inc.), and we cannot assure you that we will become a party to such definitive agreements, or that if we do become a party to such agreements that we will be able to close on the transactions and acquire the target assets or platforms. See “Risk Factors.”

Recent Developments

Reverse Mortgage Solutions Acquisition

On August 31, 2012, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with RMS, JAM Special Opportunities Fund, L.P., as a stockholder seller (“JAM”) and as the sellers’ representative (the “Sellers’ Representative”), and the other stockholder sellers listed on the signature pages thereto (together with JAM, the “Sellers”).

Under the terms of the Purchase Agreement, the Company (through an assignee that will be a newly formed, wholly owned subsidiary of the Company (the “Buyer”)) agreed to acquire 100% of the stock of RMS for aggregate consideration of $120 million (net of transaction expenses in excess of $1.5 million, which shall be borne by the Sellers) that will be paid at closing (the “Closing”) in the form of $95 million in cash (including $35 million in cash that, as a result of this offering and related transactions, will be paid in lieu of $35 million aggregate principal amount of secured notes of the Buyer) and 891,265 shares of our common stock (the “Stock Consideration”). The Stock Consideration was valued at $25 million for purposes of the Purchase Agreement based on the average closing price of $28.05 per share as reported on The New York Stock Exchange Composite Transaction Tape for the period from August 20, 2012 through August 30, 2012. If issued, the Stock Consideration would represent approximately 2.7% of the total number of shares of our common stock outstanding as of June 30, 2012 after giving effect to the issuance and sale of our common stock offered hereby and assuming that the underwriters do not exercise their option to purchase additional shares (but excluding any shares issuable upon conversion of the Convertible Notes issued in the Convertible Notes Offering). The source of the cash consideration will be cash on hand, including the proceeds of this offering.

The Closing is subject to certain customary closing conditions, including, among others, (i) obtaining and satisfying certain specified third-party and governmental consents and requirements, (ii) the absence of any injunction or similar restraint imposed by a governmental entity prohibiting the Closing, (iii) the absence of any proceeding by any governmental entity to prevent, enjoin, delay or restrain the Closing, (iv) the absence of a Material Adverse Effect (as defined in the Purchase Agreement), (v) the accuracy of representations and warranties when and to the extent specified, and (vi) RMS’s year-to-date operating income for the specified period at least equaling a target amount. Each of the Company and RMS has the right to waive or modify any of the conditions to its obligation to close the Acquisition of RMS.

The Purchase Agreement contains certain customary termination rights for both the Company and the Sellers, including a termination right for either party if the transaction is not consummated by December 31, 2012, subject to the Company’s right to extend the termination date until February 15, 2013 by paying the Sellers $3 million in cash.

At Closing, the Company and the Sellers will enter into a lockup agreement with respect to the Stock Consideration (the “Lockup Agreement”) pursuant to which the Sellers will be restricted from effecting certain transfers of, or entering into other arrangements with respect to, their respective shares of the Stock Consideration for specified periods of time, which, in the case of the three management Sellers, generally is six months after the closing of the Acquisition as to all of their Stock Consideration, 12 months after such closing as to two-thirds of their Stock Consideration and 18 months after such closing as to one-third of their Stock Consideration, and, in the case of JAM and two other individuals, generally is seven business days after the re-sale shelf registration statement referred to below becomes effective.

The Company has also agreed that it will, at the Company’s expense, file, as promptly as reasonably practicable after the filing by the Company of the Current Report on Form 8-K containing the pro forma financial information required to be filed in connection with the Acquisition (assuming no other third party re-sale shelf registration statement is filed sooner by the Company), a shelf registration statement on Form S-3 covering sales by the Sellers of all or a portion of the Stock Consideration and use commercially reasonable efforts to maintain the effectiveness of that registration statement for up to one year.

The foregoing summary of the Purchase Agreement and the Lockup Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the form of the Lockup Agreement filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 6, 2012 and incorporated herein by reference.

Concurrent Convertible Notes Offering

Concurrently with this offering, we are offering $265.0 million aggregate principal amount of the Convertible Notes (or $290.0 million aggregate principal amount of Convertible Notes if the underwriters of that offering exercise their option to purchase additional Convertible Notes in full), in an underwritten offering pursuant to a separate prospectus supplement and accompanying prospectus. We estimate that the net proceeds of the Convertible Notes Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $256.5 million (or approximately $281.5 million if the underwriters of that offering exercise their option to purchase additional notes in full). We intend to use the net proceeds from the Convertible Notes Offering and cash on hand to repay in full the amounts outstanding under our existing second lien senior secured term loan and certain fees, expenses and premium in connection therewith and, if the underwriters in such offering exercise their option to purchase additional Convertible Notes, certain fees, expenses and premiums in connection therewith. The closing of this offering of our common stock is not contingent upon the closing of the Convertible Notes Offering, and the closing of the concurrent Convertible Notes Offering is not contingent upon the closing of this offering of our common stock. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy the Convertible Notes.

Refinancing of Existing Credit Facility

Shortly after this offering, we intend to refinance our first lien senior secured credit facility through new debt financing that we expect will reduce our interest costs and will permit us to incur additional warehouse debt and purchase additional MSRs and related assets. There can be no assurance that such refinancing will occur at all or will occur on terms favorable to us.

Corporate Information

We are a Maryland corporation incorporated in 1997. Our principal executive offices are located at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607, and our phone number is (813) 421-7600. Our Internet website address is www.walterinvestment.com. Information on our website is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus.